As Filed with the Securities and Exchange Commission on September 6, 2002

Registration No. 333 - _____

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BB&T CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	6060	56-0939887
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code No.)	Identification No.)

200 West Second Street
Winston-Salem, North Carolina 27101
(336) 733-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jerone C. Herring, Esq.
200 West Second Street, 3rd Floor
Winston-Salem, North Carolina 27101
(336) 733-2180
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Garza Baldwin, III
Womble Carlyle Sandridge & Rice, PLLC
3300 One Wachovia Center
Charlotte, North Carolina 28202
(704) 331-4907

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ] ______________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [    ] ______________

Calculation of Registration Fee

		Proposed maximum	Proposed maximum
Title of each class of	Amount	offering	aggregate
securities to be registered	to be registered (2)	price per unit (3)	offering price (3)	Amount of registration fee
Common Stock, par value
$5.00 per share (1)........	20,000,000 shares	$37.07	$741,500,000	$68,218

(1) Each share of common stock includes one preferred share purchase right.
(2) The amount being registered does not include 1,138,362 shares previously registered and as yet not sold under our Form S-4 registration statement no. 333-26545 and being carried forward pursuant to Rule 429. We previously paid a registration fee of approximately $13,778 with respect to such shares.
(3) Estimated solely for purposes of calculating the registration fee, based on the average of the high and low prices for the Registrant's Common Stock as reported on the New York Stock Exchange on September 3, 2002 in accordance with Rule 457 under the Securities Act of 1933.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

Pursuant to Rule 429, the prospectus included in this registration statement is a combined prospectus which also relates to BB&T Corporation's Form S-4 registration statement no. 333-26545. This registration statement also constitutes a post-effective amendment to Form S-4 registration statement no. 333-26545, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this registration statement in accordance with Section 8(c) of the Securities Act of 1933.

21,138,362 Shares

BB&T

Common Stock

          This prospectus relates to 21,138,362 shares of our common stock that we may issue and offer for sale from time to time in connection with acquisitions of other businesses or properties or interests in other businesses or properties in amounts, at prices and on terms as we may determine at the time of offering. We have not fixed a period of time during which the common stock offered by this prospectus may be offered or sold.

          We will pay all expenses of this offering. No underwriting discounts or commissions will be paid in connection with the issuance of common stock in business combination transactions or acquisitions, although finder’s fees may be paid with respect to specific acquisitions. Any person receiving a finder’s fee may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

          Our common stock is traded on the New York Stock Exchange under the symbol “BBT.” On September 5, 2002, the last reported sale price for our common stock on the NYSE was $37.76 per share.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The shares of BB&T common stock offered by this prospectus are not savings or deposit accounts or other obligations of any bank or savings association and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Prospectus dated September 6, 2002

          You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

          The terms “BB&T,” “Company,” “we,” “our” and “us” refer to BB&T Corporation and its subsidiaries unless the context suggests otherwise. The term “you” refers to a prospective investor.

WHERE YOU CAN FIND MORE INFORMATION

          We file annual, quarterly and periodic reports, proxy statements and other information with the United States Securities and Exchange Commission (the “SEC”). You may inspect these documents without charge at the principal office of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of these documents from the SEC’s Public Reference Room at its principal office. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s web site is http://www.sec.gov. You can also inspect reports and other information we file at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

          We have filed a registration statement on Form S-4 with the SEC relating to the offering of common stock pursuant to this prospectus. The registration statement contains information not found in this prospectus. For further information, you should refer to the registration statement, which you can inspect and copy in the manner and at the sources described above. Any statements we make in this prospectus or that we incorporate by reference concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete and, in each instance, reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

          The registration statement we have filed with the SEC utilizes the “shelf” registration process. Additional prospectuses or prospectus supplements may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading “Incorporation of Certain Documents by Reference.”

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the BB&T documents listed below and any future filings made by BB&T with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until this offering is completed. The documents we incoporate by reference are:

•	Our annual report on Form 10-K for the year ended December 31, 2001, filed with the SEC on March 15, 2002 and amended on August 12, 2002;

•

Our quarterly report on Form 10-Q for the quarter ended March 31, 2002, filed with the SEC on May 13, 2002 and amended on August 12, 2002; and our quarterly report on Form 10-Q for the quarter ended June 30, 2002, filed with the SEC on August 14, 2002;

•	Our current reports on Form 8-K filed with the SEC on January 11, 2002, February 7, 2002 (five reports), February 27, 2002, March 21, 2002 and, April 11, 2002; and

•	Our registration statements on Form 8-A (describing our common stock and concerning our shareholder rights plan) filed with the SEC on September 4, 1991 and January 10, 1997.

We will provide without charge to each person (including any beneficial owner), on the written or oral request of any such person, a copy of any or all of these filings (other than exhibits to such documents, unless that exhibit is specifically incorporated by reference to that filing). Requests should be directed to: BB&T Corporation, 150 South Stratford Road, Suite 400, Winston-Salem, North Carolina 27104, Attention: Investor Relations, Telephone: 336-733-3058.

FORWARD-LOOKING STATEMENTS

          This prospectus, including information included or incorporated by reference, contains certain forward-looking statements with respect to our financial condition, results of operations, plans, objectives, future performance and business, including, statements preceded by, followed by or that include the words “believes,” “expects,” “anticipates,” “estimates” or similar expressions.

          These forward-looking statements involve risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to many factors, including

•	competitive pressures among depositary and other financial institutions may increase significantly;

•	changes in the interest rate environment may reduce margins;

•

general economic conditions, either nationally or regionally, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality and/or a reduced demand for credit;

•	legislative or regulatory changes, including changes in accounting standards, may adversely affect the businesses in which we are engaged;

•	deposit attrition, customer loss or revenue loss following recent or pending mergers may be greater than expected;

•	costs or difficulties related to the integration of our businesses with those of our merger partners may be greater than expected;

•	expected cost savings associated with recent or pending mergers may not be fully realized or realized within the expected time frame;

•	competitors may have greater financial resources and develop products that enable such competitors to compete more successfully than BB&T; and

•	adverse changes may occur in the securities markets.

BB&T CORPORATION

          We are a financial holding company, organized in 1968 under the laws of the State of North Carolina and headquartered in Winston-Salem, North Carolina. We operate primarily through our commercial banking subsidiaries which do business in Alabama, Georgia, Indiana, Kentucky, Maryland, North Carolina, South Carolina, Tennessee, Virginia, Washington, D.C. and West Virginia. Our principal banking subsidiaries, Branch Banking and Trust Company, Branch Banking and Trust Company of South Carolina and Branch Banking and Trust Company of Virginia, provide a wide range of banking services to individuals and commercial customers. We are also the parent company for certain subsidiary banks acquired through recent mergers. These banks are expected to be merged into our principal subsidiaries based on their states of operation. Substantially all of our loans are to individuals residing in the market areas described above or to businesses that are located in this geographic area. Subsidiaries of our commercial banking units offer lease financing to commercial businesses and municipal governments, investment services (including discount brokerage services, annuities, mutual funds and government and municipal bonds), life insurance and property and casualty insurance on an agency basis, insurance premium financing, loan servicing for financial institutions and asset and portfolio management. Our direct nonbank subsidiaries provide a variety of financial services including automobile lending, equipment financing, factoring, full-service securities brokerage, investment banking and municipal and corporate finance services.

          Our executive offices are located at 200 West Second Street, Winston-Salem, North Carolina 27101, and our telephone number is (336) 733-2000.

REGULATORY CONSIDERATIONS

          The Federal Reserve Board regulates, supervises and examines BB&T, which is a financial holding company under the Bank Holding Company Act. For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries and specific information relevant to BB&T, please refer to our annual report on Form 10-K for the fiscal year ended December 31, 2001 and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of account holders. As a result of this regulatory framework, our earnings are affected by actions of the Federal Reserve Board, the Federal Deposit Insurance Corporation, which insures the deposits of our banking subsidiaries within certain limits and regulates our banking subsidiaries, and the SEC, which regulates the activities of certain subsidiaries engaged in the securities business. In addition, our banking subsidiaries are subject to regulation by state banking authorities.

          Depositary institutions, like BB&T’s bank subsidiaries, are also affected by various federal laws, including those relating to consumer protection and similar matters. BB&T also has other financial services subsidiaries that are regulated, supervised and examined by the Federal Reserve Board and other state and federal regulatory agencies and self-regulatory organizations.

          Changes to federal laws and regulations and to the laws and regulations in the states where we and our subsidiaries do business can affect the operating environment of financial holding companies and their subsidiaries in substantial and unpredictable ways. We cannot accurately predict whether legislation will ultimately be enacted, and, if enacted, the ultimate effect that it, or implementing regulations, would have upon our or our subsidiaries’ financial condition or results of operations.

THE OFFERING

          We are offering shares of our common stock that we may issue from time to time in connection with acquisitions by us or our subsidiaries of other businesses and properties and interests in other businesses and properties. We expect the terms of such acquisitions will be determined by direct negotiations with the owners or controlling persons of the businesses or assets we may acquire. When we issue common stock under the registration statement we may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

USE OF PROCEEDS

          We will not receive any proceeds of this offering other than the value of the businesses, properties and interests in businesses and properties we or our subsidiaries acquire in the proposed acquisitions.

DESCRIPTION OF CAPITAL STOCK

General

          The authorized capital stock of BB&T consists of 1,000,000,000 shares of BB&T common stock, par value $5.00 per share, and 5,000,000 shares of preferred stock, par value $5.00 per share. As of August 29, 2002, there were 476,552,087 shares of BB&T common stock issued and outstanding. There were no shares of BB&T preferred stock issued and outstanding as of such date, although 2,000,000 shares of BB&T preferred stock have been designated as Series B Junior Participating Preferred Stock and are reserved for issuance in connection with BB&T’s shareholder rights plan. See “ — Shareholder Rights Plan,” below.

Common Stock

          Each share of BB&T common stock is entitled to one vote on all matters submitted to a vote at any meeting of shareholders. Holders of BB&T common stock are entitled to receive dividends when, as, and if declared by the BB&T board of directors out of funds legally available for the payment of dividends and, upon liquidation, to receive pro rata all assets, if any, of BB&T available for distribution after the payment of necessary expenses and all prior claims. Holders of BB&T common stock have no preemptive rights to subscribe for any additional securities of any class that BB&T may issue, nor any conversion, redemption or sinking fund rights. Holders of BB&T common stock have no right to cumulate votes in the election of directors. The rights and privileges of holders of BB&T common stock are subject to any preferences that the BB&T board may set for any series of BB&T preferred stock that BB&T may issue in the future. The terms of the BB&T Junior Preferred Stock reserved for issuance in connection with BB&T’s shareholder rights plan provide that the holders will have rights and privileges that are substantially identical to those of holders of BB&T common stock.

          The transfer agent and registrar for BB&T common stock is Branch Banking and Trust Company. BB&T intends to apply for the listing on the NYSE, subject to official notice of issuance, of the shares of BB&T common stock to be issued under this prospectus.

Preferred Stock

          Under BB&T’s articles of incorporation, BB&T may issue shares of BB&T preferred stock in one or more series as may be determined by the BB&T board or a duly authorized committee. The BB&T board or committee may also establish, from time to time, the number of shares to be included in each series and may fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and may increase or decrease the number of shares of any series without any further vote or action by the shareholders. Any BB&T preferred stock issued may rank senior to BB&T common stock with respect to the payment of dividends or amounts paid upon liquidation, dissolution or winding up of BB&T, or both. In addition, any shares of BB&T preferred stock may have class or series voting rights. Under certain circumstances, the issuance of shares of BB&T preferred stock, or merely the existing authorization of the BB&T board to issue shares of BB&T preferred stock, may tend to discourage or impede a merger or other change in control of BB&T. See “ — Shareholder Rights Plan,” below.

Shareholder Rights Plan

          BB&T has adopted a shareholder rights plan that grants BB&T’s shareholders the right to purchase securities or other property of BB&T upon the occurrence of various triggering events involving a potentially hostile takeover of BB&T. Like other shareholder rights plans, BB&T’s plan is intended to give the BB&T board the opportunity to assess the fairness and appropriateness of a proposed transaction in order to determine whether it is in the best interests of BB&T and its shareholders and to encourage potential hostile acquirors to negotiate with the BB&T board. BB&T’s plan, also like other shareholder rights plans, could also have the unintended effect of discouraging a business combination that shareholders believe to be in their best interests.

          The terms of the rights are set forth in the Rights Agreement, dated as of December 17, 1996, between BB&T and Branch Bank, as Rights Agent and are summarized below:

          On December 17, 1996, the BB&T board declared a dividend to holders of BB&T common stock at a rate of one right for each share of common stock held of record as of January 17, 1997 and for each share of common stock issued thereafter. Each right entitles the holder to purchase from BB&T 1/100th of a share of BB&T Series B Junior Participating Preferred Stock (which is substantially equivalent to one share of BB&T’s common stock) at a price of $145.00, subject to anti-dilution adjustments, or, under various circumstances, other securities or property.

          The rights plan is designed to enhance the ability of the BB&T board to prevent an acquiror from depriving shareholders of the long-term value of their investment and to protect shareholders against attempts to acquire BB&T by means of unfair or abusive takeover tactics that have been prevalent in many unsolicited takeover attempts.

          Under the rights plan, the rights will become exercisable only if a person or a group acquires or commences a tender offer for 20% or more of BB&T’s outstanding common stock or the BB&T board declares any person to be an “adverse person.” The BB&T board will declare a person to be an adverse person if it determines that:

•	the person, alone or together with its affiliates and associates, has or will become the beneficial owner of 10% or more of BB&T'scommon stock; and

•	the beneficial ownership by the person is:

•

intended or reasonably likely to cause BB&T to repurchase the common stock beneficially owned by the person or otherwise provide the person with short-term financial gain contrary to BB&T’s best long-term interests;

•	reasonably likely to have a material adverse effect on BB&T's business or prospects; or

•	otherwise not in the best interests of BB&T and its shareholders, employees, customers and communities in which BB&T and its subsidiaries do business.

          Until they become exercisable, the rights attach to and trade with BB&T’s common stock. The rights will expire December 31, 2006. The rights may be redeemed by the Board at $0.01 per right until 10 days after a person or group has accumulated 20% or more of the common stock or, if earlier, the effective date of the Board’s declaration that a person has become an adverse person. All rights held or acquired by a person or group holding 20% or more of BB&T’s shares or by an adverse person are void.

          If a person or group acquired 25% or more of BB&T’s common stock or the Board declared a person to be an adverse person, the rights would then be modified to represent the right to receive, for the exercise price, common stock having a value worth twice the exercise price.

          If BB&T were acquired in a merger or other business combination at any time after a person or group has acquired 20% or more of BB&T’s common stock, the rights would be modified so as to entitle a holder to buy a number of shares of common stock of the acquiring entity having a market value of twice the exercise price of each right.

          Until a right is exercised, the holder will have no rights as a shareholder of BB&T, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not be taxable to shareholders or to BB&T, shareholders may, depending upon the circumstances, recognize taxable income if the rights become exercisable for stock (or other consideration) of BB&T or for common stock of the acquiring company.

          Any provision of the rights agreement, other than provisions relating to the principal economic terms of the rights, may be amended by the BB&T board before the date the rights are distributed. After that distribution date, the provisions of the rights agreement may be amended by the BB&T board in order to cure any ambiguity, to make changes that do not adversely affect the interests of holders of rights (excluding the interests of any acquiring person or adverse person) or to shorten or lengthen any time period under the rights agreement; provided, however, that no amendment to adjust the time period governing redemption may be made when the rights are not redeemable.

          The rights agreement is filed as an exhibit to a registration statement on Form 8-A dated January 10, 1997 that has been filed by BB&T with the Securities and Exchange Commission. This registration statement and the rights agreement are incorporated by reference in this prospectus, and we refer you to them for the complete terms of the rights agreement and the rights. The foregoing discussion is qualified in its entirety by reference to the rights agreement. See “Where You Can Find More Information,” above.

Other Anti-takeover Provisions

          Provisions of the North Carolina Business Corporation Act, or NCBCA, and BB&T’s articles of incorporation and bylaws described below may be deemed to have an anti-takeover effect and, together with the ability of the BB&T board to issue shares of BB&T preferred stock and to set the voting rights, preferences and other terms of BB&T preferred stock, may delay or prevent takeover attempts not first approved by the BB&T board. These provisions also could delay or deter the removal of incumbent directors or the assumption of control by shareholders. BB&T believes that these provisions are appropriate to protect the interests of BB&T and its shareholders.

          Control Share Acquisition Act

          The Control Share Acquisition Act of the NCBCA may make an unsolicited attempt to gain control of BB&T more difficult by restricting the right of specified shareholders to vote newly acquired large blocks of stock. The Act is triggered upon the acquisition by a person of shares of voting stock of a covered corporation that, when added to all other shares beneficially owned by the person, would result in that person holding one-fifth, one-third or a majority of the voting power in the election of directors. Under the Act, the shares acquired that result in the crossing of any of these thresholds have no voting rights until they are conferred by the affirmative vote of the holders of a majority of all outstanding voting shares, excluding those shares held by any person involved or proposing to be involved in the acquisition of shares in excess of the thresholds, any officer of the corporation and any employee of the corporation who is also a director of the corporation. If voting rights are conferred on the acquired shares, all shareholders of the corporation have the right to require that their shares be redeemed at the highest price paid per share by the acquiror for any of the acquired shares.

          Provisions Regarding the BB&T Board

          BB&T’s articles of incorporation and bylaws separate the BB&T board into classes and permit the removal of directors only for cause. This could make it more difficult for a third party to acquire, or discourage a third party from acquiring, control of BB&T. BB&T’s articles of incorporation and bylaws provide for a board of directors having not less than three nor more than 30 members as determined from time to time by vote of a majority of the members of the BB&T board or by resolution of the shareholders of BB&T. The BB&T board is divided into three classes, with directors serving staggered three-year terms. Under BB&T’s articles of incorporation and bylaws, BB&T directors may be removed only for cause and only by the vote of a majority of the outstanding shares entitled to vote in the election of directors.

          Meeting of Shareholders; Shareholders’ Nominations and Proposals

          Under BB&T’s bylaws, meetings of the shareholders may be called only by the Chief Executive Officer, President, Secretary or the BB&T board. Shareholders of BB&T may not request that a special meeting of shareholders be called. This provision could delay until the next annual shareholders’ meeting shareholder actions that are favored by the holders of a majority of the outstanding voting securities of BB&T.

          The procedures governing the submission of nominations for directors and other proposals by shareholders may also have a deterrent effect on shareholder actions designed to result in change of control in BB&T. BB&T’s bylaws establish advance notice procedures for shareholder proposals and the nomination, other than by or at the direction of the BB&T board or one of its committees, of candidates for election as directors. BB&T’s bylaws provide that a shareholder wishing to nominate a person as a candidate for election to the BB&T board must submit the nomination in writing to the Secretary of BB&T at least 60 days before the one-year anniversary of the most recent annual meeting of shareholders, together with biographical information about the candidate and the shareholder’s name and shareholdings. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the presiding officer or the Chairman of the meeting. In addition, a shareholder intending to make a proposal for consideration at a regularly scheduled annual meeting of shareholders that is not intended to be included in the proxy statement for such meeting must notify the Secretary of BB&T in writing at least 60 days before the one year anniversary of the most recent annual meeting of shareholders of the shareholder’s intention. The notice must contain: (a) a brief description of the proposal, (b) the name and shareholdings of the shareholder submitting the proposal and (c) any material interest of the shareholder in the proposal.

PLAN OF DISTRIBUTION

          We propose to issue and sell the shares of common stock offered by this prospectus in connection with acquisitions of other businesses and properties and interests in other businesses and properties. We will offer the shares of common stock on terms to be determined at the time of sale. These shares of common stock may be issued:

•	in a merger of other business entities with BB&T or a subsidiary of BB&T;

•	in exchange for shares of capital stock, partnership interests or other assets representing an interest, direct or indirect, in these entities;

•	in exchange for assets used in or related to the business of these entities; or

•	otherwise pursuant to agreements providing for the acquisitions.

          The consideration for the acquisitions may consist of common stock, cash, notes or other evidences of indebtedness, assumption of liabilities or a combination thereof. In addition, we may lease property from, and enter into management agreements and consulting and noncompetition agreements with, the former owners and key executive personnel of the businesses to be acquired. The terms of the acquisitions and of the issuance of any shares of common stock in connection therewith will generally be determined by direct negotiations with the owners of the business or assets to be acquired or, in the case of entities which are more widely held, through exchange offers to stockholders or documents soliciting the approval of statutory mergers, consolidations or sales of assets. We expect that the shares of common stock issued in any acquisition will be valued at a price reasonably related to the market value of our common stock either at the time we agree on the terms of an acquisition or at the time of delivery of the shares. Underwriting discounts or commissions will generally not be paid by us. However, under certain circumstances, we may issue shares of common stock covered by this prospectus to pay finders’ fees or brokers’ commissions incurred in connection with acquisitions. Any person receiving such fees may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

RESTRICTIONS ON RESALE

          The common stock offered by this prospectus is being registered under the Securities Act, but this registration does not cover the resale or distribution by persons who receive common stock issued by us in our acquisitions. Affiliates (as that term is defined in Rule 144 under the Securities Act) of entities acquired by us who do not become affiliates of our company as a result of the acquisition may only resell shares received under this prospectus if the resale is made pursuant to an effective registration statement under the Securities Act, or if it is made in compliance with Rule 145 under the Securities Act or another applicable exemption from the registration requirements of that act.

          Generally, Rule 145 permits affiliates of the acquired entity to resell such shares immediately following the acquisition in compliance with certain volume limitations and manner-of-sale requirements. Under Rule 145, sales by such affiliates during any three-month period cannot exceed the greater of (1) one percent of the shares of our common stock outstanding and (2) the average weekly reported volume of trading of shares of our common stock on the New York Stock Exchange and all other national securities exchanges during the four calendar weeks preceding the proposed sale. These restrictions will cease to apply under most circumstances if the affiliate has held the common stock for at least one year, provided that the person or entity is not then an affiliate of our company. Individuals and entities that are not affiliates of the entity being acquired and do not become affiliates of our company will not be subject to resale restrictions under Rule 145 and, unless otherwise contractually restricted, may resell shares of our common stock immediately following the acquisition without an effective registration statement under the Securities Act. The ability of affiliates to resell shares of our common stock under Rule 145 will be subject to our company having satisfied its reporting requirements under the Securities Exchange Act of 1934 for specified periods prior to the time of sale.

LEGAL MATTERS

          The legality of the shares offered hereby has been passed upon for us by Womble Carlyle Sandridge & Rice, PLLC, Charlotte, North Carolina.

EXPERTS

          The consolidated financial statements as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report incorporated by reference herein. See “Notice Regarding Arthur Andersen LLP” below.

NOTICE REGARDING ARTHUR ANDERSEN LLP

          On March 20, 2002, we announced that we had appointed PricewaterhouseCoopers LLP to replace Arthur Andersen LLP as our independent accountants. Prior to the date of this registration statement, the Arthur Andersen partners who reviewed our most recent audited financial statements resigned from Arthur Andersen. As a result, after reasonable efforts, we have been unable to obtain Arthur Andersen’s updated written consent to the incorporation by reference into this registration statement of Arthur Andersen’s audit reports with respect to our financial statements. Under these circumstances, Rule 437a under the Securities Act permits us to omit Arthur Andersen’s updated written consent from this registration statement.

          Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

          Accordingly, Arthur Andersen may not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement. We believe, however, that other persons who may be liable under Section 11(a) of the Securities Act, including our officers and directors, may still rely on Arthur Andersen’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act contain specific provisions relating to indemnification of directors and officers of North Carolina corporations. In general, such sections provide that: (i) a corporation must indemnify a director or officer who is wholly successful in his defense of a proceeding to which he is a party because of his status as such, unless limited by the articles of incorporation, and (ii) a corporation may indemnify a director or officer if he is not wholly successful in such defense if it is determined as provided by statute that the director or officer meets a certain standard of conduct, except that when a director or officer is liable to the corporation or is adjudged liable on the basis that personal benefit was improperly received by him, the corporation may not indemnify him. A director or officer of a corporation who is a party to a proceeding may also apply to a court for indemnification, and the court may order indemnification under certain circumstances set forth in statute. A corporation may, in its articles of incorporation or bylaws or by contract or resolution of the board of directors, provide indemnification in addition to that provided by statute, subject to certain conditions.

          BB&T’s bylaws provide for the indemnification of any director or officer of the registrant against liabilities and litigation expenses arising out of his status as such, excluding: (i) any liabilities or litigation expenses relating to activities that were at the time taken known or believed by such person to be clearly in conflict with the best interest of BB&T or its affiliates and (ii) that portion of any liabilities or litigation expenses with respect to which such person is entitled to receive payment under any insurance policy.

          BB&T’s articles of incorporation provide for the elimination of the personal liability of each director of the BB&T to the fullest extent permitted by law.

          BB&T maintains directors’ and officers’ liability insurance that, in general, insures: (i) BB&T’s directors and officers against loss by reason of any of their wrongful acts and (ii) BB&T against loss arising from claims against the directors and officers by reason of their wrongful acts, all subject to the terms and conditions contained in the policy.

          Certain rules of the Federal Deposit Insurance Corporation limit the ability of certain depository institutions, their subsidiaries and their affiliated depository institution holding companies to indemnify affiliated parties, including institution directors. In general, subject to the ability to purchase directors and officers liability insurance and to advance professional expenses under certain circumstances, the rules prohibit such institutions from indemnifying a director for certain costs incurred with regard to an administrative or enforcement action commenced by any federal banking agency that results in a final order or settlement pursuant to which the director is assessed a civil money penalty, removed from office, prohibited from participating in the affairs of an insured depository institution or required to cease and desist from or take an affirmative action described in Section 8(b) of the Federal Deposit Insurance Act (12 U.S.C. § 1818(b)).

ITEM 21. EXHIBITS

          The following exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-K:

Exhibit Number	Description of Exhibit
4.1	Articles of Amendment to Amended and Restated Articles of Incorporation of the Registrant related to Junior Participating Preferred Stock (Incorporated herein by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K filed March 17, 1997)

4.2	Rights Agreement dated as of December 17, 1996 between the Registrant and Branch Banking and Trust Company, Rights Agent (Incorporated herein by reference to Exhibit 1 to the Registrant's Registration Statement on Form 8-A filed January 10, 1997)

Exhibit Number	Description of Exhibit
4.3	Subordinated Indenture (including Form of Subordinated Debt Security) between the Registrant and State Street Bank and Trust Company, Trustee, dated as of May 24, 1996 (Incorporated herein by reference to Exhibit 4(d) to Registration No. 333-02899)

4.4	Senior Indenture (including Form of Senior Debt Security) between the Registrant and State Street Bank and Trust company, Trustee, dated as of May 24, 1996 (Incorporated herein by reference to Exhibit 4(c) to Registration No. 333-02899)

5	Opinion of Womble Carlyle Sandridge & Rice, PLLC

23.1	Consent of Womble Carlyle Sandridge & Rice, PLLC (included in Exhibit 5)

24	Power of Attorney

99.1	Explanation Concerning Absence of Current Written Consent of Arthur Andersen LLP

ITEM 22. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee”table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequently to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on September 6, 2002.

BB&T CORPORATION

By: /s/ Jerone C. Herring
Name: Jerone C. Herring
Title: Executive Vice President and
Secretary

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated on September 6, 2002.

	/s/ John A. Allison, IV*		/s/ Scott E. Reed*
Name:	John A. Allison, IV	Name:	Scott E. Reed
Title:	Chairman of the Board and	Title:	Senior Executive Vice President
	Chief Executive Officer		and Chief Financial Officer
	(principal executive officer)		(principal financial officer)

	/s/ Sherry A. Kellett*		/s/ Nelle Ratrie Chilton*
Name:	Sherry A. Kellett	Name:	Nelle Ratrie Chilton
Title:	Senior Executive Vice President	Title:	Director
and Controller
(principal accounting officer)

	/s/ Albert E. Cleveland*		/s/ Ronald E. Deal*
Name:	Albert E. Cleveland	Name:	Ronald E. Deal
Title:	Director	Title:	Director

	/s/ Tom D. Efird*		/s/ Paul S. Goldsmith*
Name:	Tom D. Efird	Name:	Paul S. Goldsmith
Title:	Director	Title:	Director

	/s/ L. Vincent Hackley*		/s/ Jane P. Helm*
Name:	L. Vincent Hackley	Name:	Jane P. Helm
Title:	Director	Title:	Director

/s/ Richard Janeway*
Name:	Richard Janeway, M.D.	Name:	J. Ernest Lathem, M.D.
Title:	Director	Title:	Director

/s/ James H. Maynard*
Name:	James H. Maynard	Name	Joseph A. McAleer, Jr.
Title:	Director	Title:	Director

	/s/ Albert O. McCauley*		/s/ J. Holmes Morrison*
Name:	Albert O. McCauley	Name:	J. Holmes Morrison
Title:	Director	Title:	Director

	/s/ Richard L. Player, Jr.*		/s/ C. Edward Pleasants, Jr.*
Name:	Richard L. Player, Jr.	Name:	C. Edward Pleasants, Jr.
Title:	Director	Title:	Director

	/s/ Nido R. Qubein*		/s/ E. Rhone Sasser*
Name:	Nido R. Qubein	Name:	E. Rhone Sasser
Title:	Director	Title:	Director

/s/ Jack E. Shaw*
Name:	Jack E. Shaw
Title:	Director

*By:	/s/ Jerone C. Herring
Jerone C. Herring
Attorney-in-Fact

Exhibit 5

[Letterhead of Womble Carlyle Sandridge & Rice, PLLC]

September 6, 2002

BB&T Corporation
200 West Second Street
Winston-Salem, North Carolina 27101

                Re:      Registration Statement on Form S-3

Gentlemen:

          We have acted as counsel to BB&T Corporation (the “Company”) in connection with the registration by the Company of 20,000,000 shares of its Common Stock, par value $5.00 per share (the “Shares”) that may be offered and sold by the Company from time to time, as set forth in the Registration Statement on Form S-4 (the “Registration Statement”) that is being filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). This opinion is provided pursuant to the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K.

          In connection with the foregoing, we have examined such records, documents and proceedings as we have deemed relevant as a basis for the opinion expressed herein. In addition, we have assumed that each acquisition in which Shares are issued pursuant to the Registration Statement will be approved by such corporate proceedings as may be required under North Carolina law.

          Based on the foregoing, we are of the opinion that when (1) the Registration Statement shall have been declared effective by order of the Commission and (2) Shares have been issued upon the terms and conditions set forth in the Registration Statement and the resolutions of the Board of Directors of the Company adopted on April 23, 2002, then such Shares will be legally issued, fully paid, and nonassessable.

          We hereby consent to be named in the Registration Statement under the heading “Legal Matters” as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or other rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Womble Carlyle Sandridge & Rice, PLLC

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Exhibit 99.1

EXPLANATION CONCERNING ABSENCE OF CURRENT WRITTEN CONSENT OFARTHUR
ANDERSEN LLP

          On March 20, 2002, BB&T Corporation (“BB&T”) announced that it had appointed PricewaterhouseCoopers LLP to replace Arthur Andersen LLP as its independent public accountants. Prior to the date of this registration statement, the Arthur Andersen partners who reviewed BB&T’s most recent audited financial statements resigned from Arthur Andersen. As a result, after reasonable efforts, BB&T has been unable to obtain Arthur Andersen’s updated written consent to the incorporation by reference into this registration statement of Arthur Andersen’s audit reports with respect to BB&T’s financial statements. Under these circumstances, Rule 437a under the Securities Act permits BB&T to omit Arthur Andersen’s updated written consent from this registration statement.

          Section 11(a) of the Securities Act provides that if any part of a registration statement at the time it becomes effective contains an untrue statement of a material fact or an omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, any person acquiring a security pursuant to such registration statement (unless it is proved that at the time of such acquisition such person knew of such untruth or omission) may sue, among others, every accountant who has consented to be named as having prepared or certified any part of the registration statement or as having prepared or certified any report or valuation which is used in connection with the registration statement with respect to the statement in such registration statement, report or valuation which purports to have been prepared or certified by the accountant.

Accordingly, Arthur Andersen may not be liable under Section 11(a) of the Securities Act because it has not consented to being named as an expert in the registration statement. BB&T believes, however, that other persons who may be liable under Section 11(a) of the Securities Act, including BB&T’s officers and directors, may still rely on Arthur Andersen’s audit reports as being made by an expert under the due diligence defense provision of Section 11(b) of the Securities Act.

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